                                                                EXHIBIT 10.76

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

VOID AFTER 5:00 P.M. NEW YORK CITY TIME, MARCH 16, 2010.


                      ****************************************

                                     Number 42

                                      WARRANT

                                         to

                                PURCHASE COMMON STOCK

                                         of

                                F.Y.I. INCORPORATED

                      ****************************************


              This certifies that, for good and valuable consideration, F.Y.I. Incorporated, a Delaware corporation (the "Company"), grants to JONATHAN SHAW or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at $26.375 per share (the "Exercise Price"), twelve thousand three hundred seventy-five (12,375) shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in subsection 1.10.

       1. DURATION AND EXERCISE OF WARRANT; LIMITATION ON EXERCISE; PAYMENT OF TAXES.

       1.1    DURATION AND EXERCISE OF WARRANT.

              (a) This Warrant may be exercised to purchase all of the underlying shares set forth above from and after (i) the Company's determination that during calendar year

       2000 the Initial SBU EBT (as defined below) of the Company's FYI Image strategic business unit is equal to or greater than $26,057,000 plus any Acquired SBU EBT (as defined below) or (ii) if the condition set forth in clause (i) of this subsection 1.1(a) is not satisfied, March 16, 2009 if at such time Mr. Shaw is an employee of the Company (each of the events set forth in clauses (i) and (ii) hereof, an "Exercise Date" and collectively from time to time, the "Exercise Dates"). For purposes of this Warrant, "Initial SBU EBT" shall mean the earnings before taxes of the entities within the FYI Image strategic business unit at the date of this Warrant and "Acquired SBU EBT" shall mean the earnings before taxes of entities or assets within such business unit acquired after the date of this Warrant and during calendar year 2000 and thereafter managed by Mr. Shaw on a pro rata basis for the balance of such year, in each event based upon generally accepted accounting principles consistently applied and including all operating business expenses and interest on capital expenditures in excess of associated goodwill and excluding any pro forma amortization of goodwill associated with the purchase proceeds based on a thirty (30) year amortization schedule (Initial SBU EBT and Acquired SBU EBT, together "SBU EBT"). The Company shall complete its calculation of SBU EBT for calendar year 2000 on or before May 15, 2001. In the event that Initial SBU EBT for calendar year 2000 is determined to be $26,057,000 or greater plus any Acquired SBU EBT, this Warrant shall be fully exercisable to and including 5:00 p.m. New York City time on March 16, 2010; in the event that Initial SBU EBT for calendar year 2000 is determined to be less than $26,057,000, this Warrant shall only be exercisable in accordance with subsection 1.1(a)(ii) above.

              (b) The rights represented by this Warrant may be exercised by the Warrantholder of record, in whole, or from time to time in part, by:

                     (i) Surrender of this Warrant, accompanied by either the Exercise Form annexed hereto, or if the Warrantholder decides to exercise the Warrant pursuant to the broker-assisted cashless exercise program instituted by the Company, an applicable exercise form provided by the Company (the "Exercise Form") duly executed by the Warrantholder of record and specifying the number of Warrant Shares to be purchased, to the Company at the office of the Company located at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204 (or such other office or agency of the Company as it may designate by notice to the Warrantholder at the address of such Warrantholder appearing on the books of the Company) during normal business hours on any day (a "Business Day") other than a Saturday, Sunday or a day on which the New York Stock Exchange is authorized to close or on which the Company is otherwise closed for business (a "Nonbusiness Day") on or after 9:00 A.M. New York City time on the Exercise Date but not later than 5:00 P.M. on the Expiration Date (or 5:00 P.M. on the next succeeding Business Day, if the Expiration Date is a Nonbusiness Day),

                     (ii) Delivery of payment to the Company in cash or by certified or official bank check in New York Clearing House Funds, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form (such payment may be made by the Warrantholder directly or by a designated broker pursuant to the broker-assisted cashless exercise program instituted by the Company, subject to subsection 1.5 herein) and

                     (iii) Such documentation as to the identity and authority of the Warrantholder as the Company may reasonably request.

              Such Warrant Shares shall be deemed by the Company to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder (or designated broker, as the case may be) as promptly as practicable, and in any event within 10 business days, thereafter. The stock certificates so delivered shall be in denominations of at least one thousand (1,000) shares each or such other denomination as may be specified by the Warrantholder and agreed upon by the Company, and shall be issued in the name of the Warrantholder or, if permitted by subsection 1.5 and in accordance with the provisions thereof, such other name as shall be designated in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder (or designated broker, as the case may be) a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

       1.2 LIMITATION ON EXERCISE. If this Warrant is not exercised prior to 5:00 P.M. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Nonbusiness Day), this Warrant, or any new Warrant issued pursuant to subsection 1.1, shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease. Subject to subsection 1.3, this Warrant shall not be exercisable, and no Warrant Shares shall be issued hereunder, prior to 9:00 A.M. New York City time on the First Exercise Date.

       1.3 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON FOLLOWING CHANGE OF CONTROL. Upon termination of Jonathan Shaw's employment with the Company "without cause" or for "good reason" as described in Jonathan Shaw's Employment Agreement with the Company at any time during the term of this Warrant following a Change in Control (as defined below), this Warrant shall immediately vest in its entirety with respect to the Warrantholder's right to purchase all of the shares underlying the Warrant and may be exercised in whole or in part from time to time through and including the Expiration Date. A "Change in Control" shall be deemed to have occurred if:

                     (i) Any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended (the" Exchange Act")) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

                     (ii) The individuals (A) who, as of the closing date of the Initial Public Offering, constitute the Board (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) (such individuals being the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board;

                     (iii) The stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                     (iv) The stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (I.E., 50% or more of the total assets of the Company).

In the event of Jonathan Shaw's death prior to the Expiration Date, this Warrant may be exercised to the extent then exercisable by Mr. Shaw's legal representative through the Expiration Date.

       1.4 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect to any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

       1.5    TRANSFER RESTRICTION AND LEGEND.

              (a) Without limiting the generality of the foregoing, neither this Warrant nor any of the Warrant Shares, nor any interest or participation in either, may be in any manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws.

              (b) Each certificate for Warrant Shares and any Warrant issued at any time in exchange or substitution for any Warrant bearing such a legend shall bear a legend similar in effect to the foregoing paragraph unless, in the opinion of counsel for the Company, the Warrant and the Warrant Shares need no longer be subject to the restriction contained herein. The provisions of this subsection 1.5 shall be binding upon all subsequent holders of this Warrant and the Warrant Shares, if any. Warrant Shares transferred to the public as expressly permitted by, and in accordance with, the provisions of this Warrant shall thereafter cease to be deemed to be "Warrant Shares" for purposes hereof.

       1.6 DIVISIBILITY OF WARRANT. This Warrant may be divided into warrants representing one Warrant Share or multiples thereof, upon surrender at the principal office of the Company on any Business Day, without charge to any Warrantholder, except as provided below. The Warrantholder will be charged for reasonable out-of-pocket costs incurred by the Company in connection with the division of this Warrant into Warrants representing fewer than one thousand (1,000) Warrant Shares. Upon any such division, and, if permitted by subsection 1.5(b) and in accordance with the provisions thereof, the Warrants may be transferred of record to a name other than that of the Warrantholder of record; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all transfer taxes with respect thereto.

       1.7 RESERVATION AND LISTING OF SHARES, ETC. All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of any transfer occurring contemporaneously with such issue. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and shall at its expense use its best efforts to procure such listing thereof (subject to official notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on the Nasdaq National Market. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

       1.8 EXCHANGE, LOSS OR DESTRUCTION OF WARRANT. If permitted by subsections 1.5 or 1.6 and in accordance with the provisions thereof, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the

Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

       1.9 OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsections 1.1 and 1.5 or in Section 3.

       1.10 CERTAIN ADJUSTMENTS. The Exercise Price at which Warrant Shares may be purchased hereunder, and the number of Warrant Shares to be purchased upon exercise hereof, are subject to change or adjustment as follows:

       The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

              (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

              (b)    In case the Company shall:

                     (i) Issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date for the determination of stockholders entitled to receive such rights, options or warrants than the then current market price per share of Common Stock, or

                     (ii) Distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) of this subsection 1.10) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, appropriate adjustments shall be made to the number of Warrant Shares purchasable upon the exercise of the Warrant and/or the Exercise Price in order to preserve the relative rights and interests of the Warrantholders, such adjustments to be made by the good faith determination of the Board of Directors of the Company.

       2. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount, consistent with applicable law, deemed appropriate by the Board of Directors of the Company.

       3. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail first class, postage prepaid, to all Warrantholders, notice of such adjustment.

       4. NO ADJUSTMENT FOR CASH DIVIDENDS. No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

       5. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all of the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholders an agreement that the Warrantholders shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action; PROVIDED, HOWEVER, that no adjustment in respect of cash dividends, interest or other income on or from such shares or other securities and property shall be made during the term of this Warrant or upon the exercise of this Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5. The provisions of this Section 5 shall apply similarly to successive consolidations, mergers, sales, transfers or leases.

       6. REGISTRATION RIGHTS. Not later than March 31, 2001, the Company shall file a registration statement covering the Warrant Shares on a Form S-8, which registration statement shall be effective upon the filing thereof. The Company shall use its best efforts to keep such Form S-8 current and effective until the earlier of the Expiration Date or the date this Warrant has been exercised in full.

       The Company shall have sole control in connection with the preparation, filing, amending and supplementing of any registration statement, including the right to withdraw the same or delay the effectiveness thereof when, in the sole judgment of the Board of Directors of the Company, the pendency of such registration statement or the effectiveness thereof would impose an undue burden upon the ability of the Company to proceed with any other material financing for its own account or any material corporate transaction, including, but not limited to, a reorganization, recapitalization, merger, consolidation or material acquisition of the securities or assets of another firm or corporation; and the Company shall be required to file a new registration statement or to proceed with such actions as reasonably may be required to cause the registration statement to become effective within a reasonable time after the consummation of the event or transaction which required such withdrawal or delay.

       7.     MISCELLANEOUS.

       7.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant and the Warrant Shares.

       7.2 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company, the Warrantholder and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrantholders and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

       7.3 AMENDMENTS AND WAIVERS. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and Warrantholders that hold Warrants entitling them to purchase at least 50% of the Warrant Shares. The Company, any Warrantholder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

       7.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

       7.5 FURTHER ASSURANCES. Each of the Company, the Warrantholders and holders of Warrant Shares shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

       7.6 NOTICES. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

              (a)    If to the Company, addressed to:

                            F.Y.I. Incorporated
                            3232 McKinney Avenue
                            Suite 900
                            Dallas, Texas 75204
                            Attention:  Margot T. Lebenberg

              (b) If to any Warrantholder or holder of Warrant Shares, addressed to the address of such person then appearing on the books of the Company.

       Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third Business Day after the mailing thereof.

       7.7 SEPARABILITY. Any term or provision of this Warrant that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

       7.8 FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market price (as determined as of the date of exercise, and with reference to the applicable trading market, in accordance with paragraph (d) of subsection 5.1) of a share of such stock as of the date of such exercise.

       7.9 RIGHTS OF THE HOLDER. The Warrantholder shall not, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

       7.10 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in Delaware.

       7.11 EFFECT OF STOCK SPLITS, ETC. Whenever any rights under this Agreement are available only when at least a specified minimum number of Warrant Shares is involved, such number shall be appropriately adjusted to reflect any stock split, stock dividend, combination of securities into a smaller number of securities or reclassification of stock.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                                  F.Y.I. INCORPORATED



                                                  By:    /s/Ed H. Bowman, Jr.
                                                        ---------------------
                                                  Name:  Ed H. Bowman, Jr.
                                                  Title: President and
                                                         Chief Executive Officer

Dated: March 16, 2000

                                   EXERCISE FORM

                   (To be executed upon exercise of this Warrant)


              The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of F.Y.I. INCORPORATED, in the amount of $_______ in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of _________________________________ and that such certificate be delivered to
_________________________ whose address is
_____________________________________.


Date _________________                     Signature_________________________